EX-23.1
                          CONSENT OF MICHAEL A. LITTMAN


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                                  EXHIBIT 23.1

                               Michael A. Littman
                                 Attorney at Law
                               7609 Ralston Road
                             Arvada, Colorado 80002

                       (303) 422-8127 Fax: (303) 431-1567

                                     CONSENT

     I hereby consent to the use in the Form SB-2 of XIN NET CORP. under the Securities Act of 1933, of my opinion letter dated February 15, 2001.

                                                     /s/Michael A. Littman
                                                     -----------------------
                                                     Michael A. Littman
                                                     Attorney at Law
                                                     February 15, 2001